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EXHIBIT 10.4.1

                               AMENDMENT NO. ONE
                                       TO
                         1989 DIRECTORS' INCENTIVE PLAN
                                       OF
                              WEGENER CORPORATION

    The 1989 Directors' Incentive Plan (the "Directors' Plan"), shall be amended as follows:

(1) The last sentence of Section 1 relating to the ineligibility of HEINZ W. WEGENER and ROBERT A. PLACEK in the Directors Plan shall be deleted in full.

(2) The Directors' Plan is further amended by deleting from Section 2 the definition of "Fair Market Value" in its entirety and by substituting in lieu thereof the following:

          " 'Fair Market Value' means, as of any date, the closing price of the common stock of the Company as reported by any national stock exchange on which such stock is traded or as reported by the NASDAQ national market system; PROVIDED, HOWEVER, in the event there are no actual sales transactions reported for any such date, Fair Market Value shall mean the mean between the high "bid" and low "ask" prices as of the close of business for such date for shares of common stock of the Company in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or other quotation service."

(3) The Directors' Plan is further amended by deleting from Section 2 the definition of "Participating Director" in its entirety and by substituting in lieu thereof the following:

          " 'Participating Director' means any member of the Board of Directors of the Company who is not a Non-Employee Director."

(4)  The Directors' Plan is further amended by adding a new definition to
     Section 2 which shall read as follows:

          " 'Non-Employee Director' shall mean each person who is a member of the Board of Directors of the Company but who is not a full-time employee of the Company."

(5)  The Directors' Plan is further amended by deleting the first sentence of
     SECTION 3 and by substituting in lieu thereof the following sentence:
     "The aggregate number of shares of stock which may be awarded under the Directors' Plan or subject to purchase by exercising an Option shall not exceed 300,000 shares."

(6) The Directors' Plan is further amended by deleting the first sentence of paragraph (a) of SECTION 12 and by substituting in lieu thereof the following sentence: "The Directors' Plan shall be administered by a Committee composed of two or more persons, as appointed by the Board and serving at the Board's pleasure.


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(7)  The Directors' Plan is further amended by adding at the end thereof a new section to be known as "Section 18" which shall read as follows:

          "18.  Options to Non-Employee Directors

                Notwithstanding anything in the Directors' Plan to the contrary, the participation and eligibility of a Non-Employee Director of the Company in the Directors' Plan shall be limited exclusively to the following:

                (a) On the last day of each December (after the effective date of this Section 18) on which regular trading occurs on the NASDAQ stock market during which the Directors' Plan is in force and effect, each Non-Employee Director who shall have served as a Director of the Company, without resignation, leave, removal or other interruption, since the last annual shareholders meeting, shall be granted, without the necessity of action by the Committee or the Board, an Option hereunder to purchase
          2,000 shares of Stock at an exercise price equal to the Fair Market Value of the Stock on such grant date. The provisions of this subsection (a) shall not be amended more than once during any six month period other than to comply with changes mandated by law, including the Employee Retirement Income Security Act of 1974 and the Code and any applicable regulations thereunder.

                (b) For services rendered prior to January 1, 1995, each Non-Employee Director who is serving as a Director on such date, shall also be granted, without the necessity of action by the Committee or the Board, an Option hereunder to purchase 2,000 shares of Stock for each full or partial calendar year during which such Non-Employee Director served, without resignation, leave, removal or other interruption, since the effective date of the Directors' Plan, at an exercise price equal to the Fair Market Value of the Stock on the effective date of this Section 18.

                (c) Such Options granted under this Section 18 shall be exercisable commencing on the later of the date of grant or shareholder approval of this amendment to the Directors' Plan, and thereafter until the date which is ten years and one day from the later of the date of grant or such shareholder approval, whichever is applicable.

                (d) In all other respects, options granted to Non-Employee Directors hereunder shall conform to the terms of this Plan and no Non-Employee Director shall be eligible to receive Options hereunder except as provided in this Section 18.

                (e) Upon the exercise of all or a portion of any of the options provided for in this Section 18, the Company shall pay a supplemental cash amount equal to the greater of (a) the Company's minimum federal and state tax withholding obligation with respect to such exercise by the Non-Employee Director and such supplemental payment, or (b) an amount sufficient to defray the federal and state tax

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          consequences to the Non-Employee Director attributable to such exercise by the Non-Employee Director and such supplemental payment, as determined by the Committee on each date of such exercise, and based upon such information and calculations as the Committee in its sole discretion shall deem appropriate.

                (f) The effective date of this Section 18 shall be February 1, 1995."